EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated June 26, 2006, accompanying the financial statements included in the Annual Report of the OMG Profit-Sharing and Retirement Savings Plan on Form 11-K as of and for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statement of OM Groups, Inc Form S-8 (File No. 333-07529, effective July 22, 1996).
/s/ Grant Thornton LLP
Cleveland, Ohio
June 26, 2006

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